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                                                                    EXHIBIT 3.54

                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

         CCFC II Project Equipment Finance Company Two, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company"), does hereby certify:

         1. The name of the Company is CCFC II Project Equipment Finance Company Two, LLC.

         2. The Certificate of Formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

                  "1. The name of the limited liability company is CalGen Project Equipment Finance Company Two, LLC."

         IN WITNESS WHEREOF, the undersigned officer of the Company, has executed this Certificate of Amendment to Certificate of Formation of the Company on this 17th day of February, 2004.

                                              By: /s/ Gustavo Grunbaum
                                                  ------------------------------
                                              Name: Gustavo Grunbaum
                                              Title: Assistant Secretary

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:54 PM 02/17/2004
                                                     FILED 05:54 PM 02/17/2004
                                                   SRV 040110747 - 3455310 FILE